Form 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

           Date of Report (date of earliest event reported) June 1, 1999

                               SYNERGY BRANDS INC.

   Delaware                        0-19409                  22-2993066
-----------------              ---------------          --------------------
(State or other                (Commission               (IRS Employer
jurisdiction of                 File Number)             identification no.)
incorporation or
organization)

                   40 Underhill Blvd., Syosset, New York 11791
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number including area code: (516) 682-1980

                               Page 1 of 20 Pages
                             Exhibit Index on Page 4

ITEM 5.  OTHER EVENTS

Recent Sales of Unregistered Securities

Synergy Brands Inc. ( the "Company") has extended, increased and restructured the debt of its subsidiary, New Era Foods Inc., with The Venezuelan Recovery Fund NV. The debt was increased from $1 million to $1.5 million and a fixed conversion option was set at $3 per share for conversion at the Lender's option to restricted legended common stock of the Company, which would convert the debt into a maximum of 500,000 shares (5.5% of the Company's current outstanding stock (including that issued on full conversion)).

The Company believes that the financing package directly benefits the product sales done by and for the Company. The securities to be issued, when issued, shall be without registration by exemption provided by Section 4(2) of the Securities Act of 1933 as amended.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

No financial statements  are being provided herewith

                                    EXHIBITS

         1. Promissory Note between The Venezuelan Recovery Fund NV as lender and New Era Foods Inc. as borrower dated July 1998.

         2. Extension Agreement between The Venezuelan Recovery Fund NV, New Era Foods Inc., and Synergy Brands Inc. dated June 1, 1999.

         3. 9% Subordinated Convertible Debenture between New Era Foods Inc., The Venezuelan Recovery Fund NV, and Synergy Brands Inc. dated June 1, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on his behalf by the undersigned hereunto duly authorized.

                                        SYNERGY BRANDS INC.

                                        by  /s/ Mitchell  Gerstein
                                        -------------------------------
                                                Mitchell Gerstein, Vice Pres.

Dated:   June 21, 1999

                                  EXHIBIT INDEX

         1. Promissory Note between The Venezuelan Recovery Fund NV as lender and New Era Foods Inc. as borrower dated July 1998.

         2. Extension Agreement between The Venezuelan Recovery Fund NV, New Era Foods Inc., and Synergy Brands Inc. dated June 1, 1999.

         3. 9% Subordinated Convertible Debenture between New Era Foods Inc., The Venezuelan Recovery Fund NV, and Synergy Brands Inc. dated June 1, 1999.